                                                                   EXHIBIT 10.6

                   STRATEGIC CONSTRUCTION OPERATING AGREEMENT

               GOVERNING FIBER NETWORK CONSTRUCTION, INSTALLATION,
                      ENGINEERING AND PROCUREMENT SERVICES

                                  TELERGY, INC.
                                       AND

                           MASTEC NORTH AMERICA, INC.

                                                             Dated: May 6, 1998

                   STRATEGIC CONSTRUCTION OPERATING AGREEMENT
                                TABLE OF CONTENTS

Section     Index of Terms                                        Page Number
 1.0        DEFINITIONS..................................................1
 2.0        GENERAL RELATIONSHIP.........................................3
 3.0        GENERAL CONSTRUCTION\INSIDE PLANT SERVICES...................5
 4.0        MATERIALS AND EQUIPMENT......................................5
 5.0        CONSTRUCTION BONDS, LIENS AND ENCUMBRANCES...................6
 6.0        CONDITIONS...................................................8
 7.0        PERMITS, REGULATIONS, LICENSES AND NOTICES...................8
 8.0        CONTROL AND SUPERVISION OF SERVICES..........................9
 9.0        OTHER CONTRACTORS, COOPERATION AND INTERFERENCE..............9
10.0        CONTRACT PRICE, INVOICING AND PAYMENTS......................10
11.0        RECORDS.....................................................10
12.0        INSURANCE/INDEMNITY.........................................11
13.0        PROTECTION OF SERVICE AND PROPERTY..........................12
14.0        PROPERTY OWNER CLAIMS.......................................12
15.0        DEFAULTS....................................................12
16.0        ASSIGNMENT..................................................13
17.0        PUBLICITY...................................................13
18.0        GOVERNMENT REQUIREMENTS.....................................13
19.0        WRITTEN NOTICE..............................................14
20.0        CHOICE OF LAW AND INTERPRETATION............................15
21.0        CONSENTS....................................................15
22.0        NO WAIVER...................................................15
23.0        REMEDIES....................................................16
24.0        SEVERABILITY................................................16
25.0        COMPLIANCE..................................................16
26.0        BINDING CONTRACT............................................16
27.0        ACTS IN FURTHERANCE OF CONTRACT.............................16
28.0        CONFIDENTIALITY.............................................16
29.0        FORCE MAJEURE...............................................17
30.0        TERM AND TERMINATION........................................17

                   STRATEGIC CONSTRUCTION OPERATING AGREEMENT

This sets forth the Agreement made as of May 6, 1998 ("Agreement" or "Operating Agreement") between MASTEC NORTH AMERICA, INC., a Florida corporation with its mailing address at 3155 N.W. 77th Avenue, Miami, Florida 33122 ("MasTec"), and TELERGY, INC., a New York corporation with offices located at 5784 Widewaters Parkway, Syracuse, New York, 13214 ("Telergy").

                                    RECITALS

WHEREAS, Telergy and its subsidiaries and affiliates, among other activities, constructs, installs, owns and operates fiber optic telecommunications networks in Upstate, New York and is in the process of finalizing arrangements to perform similar activities in Downstate, New York and throughout the Northeast region of the United States of America ("Northeast") and Canada; and

WHEREAS, MasTec. and its subsidiaries and affiliates, among other activities, performs engineering, construction, installation and related activities ("Services") for telecommunications providers such as Telergy; and

WHEREAS, the parties desire to enter into a mutually beneficial strategic relationship to construct and install fiber optic telecommunications networks throughout the Region which will provide Telergy with a turnkey solution for all of its fiber network requirements, including provisioning of the Services; and

WHEREAS, the parties intend for MasTec to serve as Telergy's Strategic Construction Contractor on all fiber Network builds except when construction-related activities are required under regulation, municipal contract, public utility rules or standards to be performed by others, including utilities or their designated agents, or when MasTec's rates, terms and conditions are not competitive; and

WHEREAS, the parties intend for MasTec to act as Telergy's turnkey solution for inside plant and wiring requirements for Telergy customers, including school districts and the business and commercial market segments; and

WHEREAS, the parties hereto desire to simultaneously enter into various financing and security agreements relating to the strategic relationship entered into pursuant to this Operating Agreement.

                                      TERMS

NOW THEREFORE, in consideration of the matters recited and the mutual promises contained herein the parties agree as follows:

1.0   DEFINITIONS

"Backbone Network" shall mean the primary fiber optic telecommunications network connecting major cities from which spurs, loops and rings are connected and through which long-haul fiber services may be provided to carriers and customers.

"Backbone Construction Contract" shall mean individual contracts for the construction and installation of specific Backbone Networks and provisioning of Services in various geographic locations throughout the Region, which shall be executed from time to time pursuant to this Agreement and shall be attached hereto and incorporated herein as sequential numbered Exhibits to this Agreement.

"Boston Network" shall mean the Backbone Network from Albany through Portland to Boston Massachusetts, which construction and installation is anticipated to be completed on or before June 30, 1999.

"Downstate Network " shall mean the Backbone Network from Duchess County to 60 Hudson Street, New York City, which construction and installation is anticipated to be completed on or before December 31, 1998 in accordance with a License and Operating Agreement dated January 28, 1998 ("L&O Agreement") between Telergy Metro LLC and Consolidated Edison Company of New York, Inc. ("CECONY") and CECONY's construction and maintenance rules, which L&O Agreement is pending approval from the Public Service Commission of the State of New York ("PSC").

"MasTec" shall mean MasTec North America, Inc. and any of its Subsidiaries that enter into Backbone Construction Contracts during the Term of this Agreement.

"MasTec's Representative" shall mean the employee of MasTec or its Subsidiary that is designated to interface with Telergy or its Subsidiary for each Backbone Construction Contract.

"Material and Equipment" shall have the meaning as set forth in Section 4 of this Agreement.

"Montreal Backbone" shall mean the Backbone Network from Albany or Glens Falls, New York to Montreal, Canada, which construction and installation is anticipated to be conducted jointly with Metrix Interlink Corporation, a Canadian Company, utilizing the construction services of MasTec's Subsidiary Wilde Construction Inc. and Metrix's Canadian subcontractor Telecon and which is targeted to be completed on or before June 1999.

"Other Networks" shall mean all Backbone Networks to be constructed and installed by Telergy and MasTec or their respective Subsidiaries formed after the date of this Agreement for which the parties or their Subsidiaries execute Backbone Construction Contracts.

"Region" shall mean the geographic territory in and around the Boston, Downstate, Montreal and Upstate Networks, as well as Other Networks in which Telergy and MasTec or their respective Subsidiaries may enter into Backbone Construction Contracts throughout New York and the Northeast region of the United States of America and Canada and for which MasTec or its Subsidiaries will be providing Services during the Term of this Agreement.

"Right-of-Way Owner" shall mean the party with whom Telergy shall have contracted for the right to occupy real property or facilities (including municipalities and utilities) for the purposes of constructing, installing, maintaining and operating the Backbone Networks. In those instances where the said party with whom Telergy has contracted is not the holder of record of the fee title to the said real estate (e.g., where under applicable state law an entity would be deemed to hold only an easement or right-of-way), "right-of-way owner" for purposes of this Contract shall be deemed to include the holder(s) of record of the fee title to the said real estate, whether or not Telergy shall have obtained the express consent of the said party to the construction, installation maintenance and operation of the Backbone Networks. "Services" shall mean all construction and installation services, including time, materials and labor and equipment, as well as the procurement of fiber, switches and electronics, conduit, handholes and related network components and inside plant and wiring services as contemplated by this Operating Agreement and the Backbone Construction Contracts.

"Subsidiary" shall mean with respect to Telergy, MasTec or MasTec's parent, MasTec, Inc. (each referred to herein as "Company"), (i) any corporation, association, or other business entity of which at least 50% of the total voting power of shares of capital stock or other equity interests entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly by such Company or one or more of the other Subsidiaries of that Company and (ii) any partnership or limited liability company (a) the sole general partner, the managing general partner or the sole managing Member of which is such Company or a Subsidiary of such Company, or (b) the only general partners or Members of which are such Company or of one or more Subsidiaries of such Company (or any combination thereof).

"Telergy" shall mean "Telergy, Inc." and any of its Subsidiaries that enter into Backbone Construction Contracts with MasTec or any of its Subsidiaries during the Term of this Agreement.

"Telergy's Representative" shall mean the employee of Telergy or its Subsidiary that is designated to interface with MasTec or its Subsidiary under each Backbone Construction Contract.

"Term" shall mean a period commencing on the date this Agreement is signed by both parties and expiring on April 30, 2001, unless otherwise extended in writing by the parties or terminated as provided herein.

"Upstate Network" shall mean the extension of the Upstate Backbone Network installed from Buffalo to Albany to Pleasant Valley, New York as well as Upstate Local Loops as contemplated in the Hyperion Operating Agreement dated February 20,1997 and the Niagara Spurs as contemplated in Right-of-Occupancy Agreement dated January 16, 1996, as modified on September 25, 1997.

2.0 GENERAL RELATIONSHIP

As set forth in the Recitals on the first page of this Agreement, Telergy owns and operates a fiber optic telecommunications backbone in the Upstate Network and intends to construct and install Other Networks, including Downstate, Boston and Montreal Networks. The parties agree that Telergy, in its sole discretion, shall determine whether to construct Other Networks as well as the timing, route and manner and method of any such construction. The construction of the Downstate Backbone is pending approval from the Public Service Commission of the State of New York and negotiations are underway with respect to the Boston and Montreal Networks. This Agreement is not intended to create or impose any obligation on Telergy to construct and install any specific Other Networks although the parties agree that Telergy intends to construct Backbone Networks throughout the Region, including expanding the Upstate Network and constructing and installing the Downstate, Boston and Montreal Networks, and that this Agreement shall govern the rights and obligations of the parties hereto in connection with the activities contemplated hereunder.

The parties agree that during the Term of this Agreement so long as MasTec's pricing, terms and conditions, including those applicable to equipment and materials, are competitive, Telergy shall use MasTec as its Strategic Construction Contractor for all future fiber construction and installation projects (both buried and aerial and tower construction for PCS and wireless services), including those in the

Region except when an applicable regulatory or public utility requirement requires specific contractors for particular segments or aspects of segments of network construction. In the event public utility or local, state or federal law, rules or regulations require the use of union personnel, MasTec shall ensure such union personnel are employed.

The parties agree that in the event Telergy is required by public utility or regulatory requirements to obtain bids or quotations for all or a portion of the Services for a specific Backbone Construction Contract, Telergy shall seek such bids or quotations for such Services and MasTec, in its discretion, may submit or resubmit a bid or quotation for such Services. To the extent that Telergy is then required, by public utility or regulatory requirements, to accept a written bid or quotation other than MasTec's (without resubmission or continuation of the bid process), Telergy shall be free to do so; provided, however, to the extent permitted by the public utility or regulatory requirements, MasTec shall have a first right of refusal to perform any such Services upon the same prices, terms and conditions as set forth in the written bid or quotation which otherwise would have been accepted. Additionally, to the extent that Telergy has obtained a bona fide written offer from an unaffiliated third party (a "Third Party Offer") to perform Services for a specific Backbone Construction Contract which establishes that MasTec's pricing, terms and conditions are not competitive, then, unless MasTec shall agree in writing, within ten days after receipt of written notice from Telergy (which notice shall include a copy of the Third Party Offer), to perform such Services upon the same prices, terms and conditions as provided in the Third Party Offer, Telergy shall be free to accept the Third Party Offer with respect to the specific Services set forth therein.

The parties acknowledge that for certain construction-related activities such as work on high-voltage facilities, the Right-of-Way Owner may obligate Telergy to use specific contractors to perform certain Services, including utility personnel and their internal designated agents, in connection with particular Backbone Construction Contracts. Telergy agrees to use its best efforts to assist MasTec to be included on approved contractor lists of Right-of-Way Owners, including introducing MasTec to the Right-of-Way Owners.

The parties further agree that MasTec shall provide all inside plant and wiring services to Telergy customers on an exclusive basis provided that MasTec's rates are competitive.

In addition, the parties agree that as and when requested by Telergy MasTec will procure or obtain materials and equipment such as fiber, conduit, switches and electronics and handholes in connection with Telergy's networks on its behalf from vendors selected by Telergy, subject to the warranty provisions set forth in section 4 of this Agreement.

The parties and or their affiliates or subsidiaries intend to enter into specific Backbone Construction Contracts for each Backbone Network to be constructed and installed by Telergy utilizing the Services of MasTec and further intend that the provisions of this Agreement shall apply to, govern and be incorporated into each Backbone Construction Contract. The parties further intend that only those terms and conditions that are unique to the construction and installation of each specific Backbone Network shall be set forth in the Backbone Construction Contracts, each of which shall otherwise be governed by this Agreement. This Agreement shall be incorporated in and attached to each Backbone Construction Contract. The parties acknowledge that where Services will be performed using rights of way or facilities of third parties, particularly utilities and municipalities, the utilities and regulators may impose specific requirements on Telergy's use of such facilities and MasTec recognizes and agrees to abide by such requirements. Telergy will provide copies of each applicable section of right-of-way agreements and any construction or maintenance rules governing the same to the specific MasTec Subsidiary and said documents shall be attached to the Backbone Construction Contracts and shall be incorporated therein by reference. Any such municipal or utility requirements shall precede the terms of this Agreement to the extent necessary to ensure compliance with the utility or regulatory requirements.

MasTec is engaged as an independent contractor and is not an agent, partner, joint venturer or employee of Telergy. MasTec may contract to perform work on other telecommunications or similar construction projects inside or outside the Region, even if those projects are for entities that are potential or actual competitors of Telergy or any of its affiliates, provided however that such efforts by MasTec shall not interfere with MasTec's performance of its obligations and duties under this Agreement and any Backbone Construction Contracts.

3.0 GENERAL CONSTRUCTION\INSIDE PLANT SERVICES

The parties contemplate that individual Backbone Construction Contracts shall be executed with respect to each Backbone Network to be constructed and installed hereunder and said contracts shall be attached hereto as sequentially numbered Exhibits and shall be incorporated herein by reference. The Backbone Construction Contracts shall contain the terms and conditions set forth in this Agreement along with the costs and pricing for the specific fiber construction, inside plant and wiring and procurement of materials and equipment, and any other terms or conditions specifically required in connection with a particular Backbone Network, which terms and conditions shall be consistent with the general terms of this Operating Agreement.

4.0 MATERIALS AND EQUIPMENT

The parties acknowledge that the strategic relationship contemplated hereunder envisions MasTec purchasing a portion of the telecommunications fiber, conduit, handholes, switches and electronics, equipment and supplies from Telergy-designated vendors ("Materials and Equipment"), and that such purchases may be paid from the trade financing as provided in that certain Financing Agreement of even date between Telergy and MasTec ("Financing Agreement"). Any such Materials and Equipment used or installed on behalf of Telergy shall be the property of Telergy and MasTec shall deliver such Materials and Equipment to Telergy free and clear of all liens, security interests and encumbrances (except liens in favor of MasTec permitted by the Financing Agreement), and shall pay the vendors of such Materials and Equipment on such terms as shall be agreed upon, prior to invoicing to Telergy. With respect to construction activities, unless otherwise provided in a Backbone Construction Contract, MasTec shall furnish and transport all the necessary tools, construction equipment and labor and all the materials necessary to perform the Services.

In the event Telergy furnishes material, fiber or supplies, the parties agree that each Backbone Construction Contract shall specify the manner in which such materials shall be received, unloaded and stored, which party shall be obliged to verify the quantities and test the materials for compliance with applicable standards and requirements, and which party shall be responsible for the care, custody, and control, bearing the risk of damage thereto, for all Telergy furnished material.

MasTec agrees that it shall at all times in accordance with the industry best practices protect from damage due to MasTec's and its subcontractors' operations, equipment and materials, whether stored or installed, paving. structures and any and all other items on the work site belonging to right-of-way owners, Telergy or others.

MasTec further agrees to adhere to the standards, rules and regulations of any public utilities or municipalities governing construction or installation of the Backbone Networks being constructed and installed in utility or municipal rights-of-way, conduit, towers and facilities.

Under each Backbone Construction Contract, upon completion of the Services thereunder, MasTec shall be responsible for the complete removal from the work site of all temporary facilities, of whatever nature, and shall restore the sites to substantially the same condition that existed prior to the construction or installation activities.

Under each Backbone Construction Contract, construction equipment obtained or furnished by MasTec shall be in good operating condition, safe, fit for the uses for which intended, and suitable for safe, legal and efficient performance.

With respect to any telecommunications equipment to be installed by MasTec under a Backbone Construction Contract, MasTec will install the equipment in accordance with the manufacturer's specifications. MasTec is not responsible for the proper functioning of properly installed equipment and Telergy's sole remedy with respect to such properly installed equipment being the manufacturer's warranty that MasTec will assign to Telergy upon completion of the Services under a Backbone Construction Contract.

5.0 CONSTRUCTION BONDS, LIENS AND ENCUMBRANCES

The parties acknowledge that performance and payment bonds may be required in connection with one or more of the Backbone Construction Contracts and the parties agree to include any requirements relating to payment and performance bonds with such sureties as may be required in the Backbone Construction Contracts on a case-by-case basis. However, the parties agree that MasTec will be responsible for any contractors' licenses, occupational licenses or similar licenses required for MasTec to perform the Services, and for any bonds for the repair of rights-of-way required by the Right-of-Way Owner, or by any local municipalities or other governmental authorities having jurisdiction with respect to the performance of Services, copies of which shall be provided to Telergy upon request.

In the event a contractor's performance bond is required in connection with a particular construction project, the terms and conditions of any such bond shall be set forth in the particular Backbone Construction Contract.

In the event that any property installed in the construction of any Backbone Network shall become subject to any mechanics', artisans, materialmens' or similar construction liens ("Lien") chargeable to or through MasTec or its subcontractors, suppliers or representatives, and for which Telergy has paid MasTec in full, MasTec shall promptly cause such lien to be discharged and released of record, by payment, posting of bond, court deposit or other means, without cost to Telergy and MasTec shall indemnify Telergy against all reasonable cost and expense, including reasonable attorneys' fees, incurred in discharging and releasing such lien; provided, however, that if any such lien is not so discharged and released within thirty (30) days after notice thereof by Telergy to MasTec, or within such shorter period as shall be mandated under applicable local law, then Telergy may pay or secure the release or discharge thereof at the cost and expense of MasTec; provided further that nothing herein shall preclude MasTec or Telergy from contesting any such Lien or the contract or action upon which the Lien arose after the Lien has been bonded as contemplated herein.

6.0 CONDITIONS

Prior to execution of each Backbone Construction Contract, Telergy shall provide MasTec with copies of any relevant sections of right-of-way access agreements and/or construction rules and regulations that apply to the particular Backbone Network, and MasTec shall ensure that it is fully informed as to the nature of the geographic locations of the Backbone, the physical climatic and other conditions prevailing at the work site, and all other matters which may in any way affect the Services to be performed under the Backbone Construction Contracts, as well as the costs thereof and the time for performing Services. By way of example but not limited to the foregoing, MasTec agrees to: (a) examine the specifications, drawings and all other contract documents: (b) inspect the work site, the size and location of the work areas, the access thereto, and the availability of utilities; and (c) fully inform itself as to the character, quality and quantity of the surface and subsurface materials and conditions to be encountered including, but not limited to, the rock water and soil conditions and the scope and amount of Services required.

In the course of Backbone Network planning, Telergy may, but shall not be required to contract with independent contractors for consultative engineering services, geological studies, rock and survey reports, soil boring reports, and for other matters of an informational nature. Any such engineering services, studies, reports or informational matter will be made available to MasTec for its use in connection with any Backbone Construction Contract, provided however that MasTec shall be responsible for any conclusions it draws from such reports and may, at its option and expense, retain its own experts to analyze data and make additional explorations, tests or studies.

7.0 PERMITS, REGULATIONS, LICENSES AND NOTICES

Unless otherwise required by applicable ordinances, codes or statutes, or as otherwise agreed to by the parties in any Backbone Construction Contract, Telergy shall generally obtain all necessary highway permits, construction permits or right-of-way grants, at its cost and expense.

Telergy is responsible for obtaining all other permits, licenses and other necessary authorizations to construct and install each Backbone Network, including all required authorizations from the Right-of-Way Owner and any local municipalities or governmental authorities to perform the Services. Telergy shall also be responsible for payment of any inspection or similar fees and expenses. All necessary permits, licenses and certificates, municipal or otherwise, including all permits required to handle or use dynamite or other explosives and the licenses set forth in Section 5 of this Agreement, that are required in connection with the construction of any Backbone Network shall be obtained by MasTec, at its expense.

MasTec shall comply strictly with local, municipal, state, federal and governmental laws, orders, codes and regulations applicable to MasTec's operations in the performance of the Services hereunder.

MasTec shall coordinate with Telergy with respect to any negotiations with any governmental authority or agency for acceptance of variations from or revisions to safety or health, environmental, air, water or noise pollution laws or regulations relating to this Contract or to the performance thereof and shall not agree to any such variations or revisions without Telergy's consent, which will not be withheld unreasonably.

All Services shall be performed in compliance with the instructions of all responsible governmental officials regarding maintenance of traffic and protection of the public.

8.0 CONTROL AND SUPERVISION OF SERVICES

For all Services to be performed under any Backbone Construction Contract, MasTec shall have full control and direction over the mode and manner of performing Services, including responsibility for its personnel and subcontractors. MasTec warrants that it shall provide an adequate number of qualified and competent project management and supervisory staff, craft persons and other personnel to perform the Services on a timely basis. At all times during the course of the Services, MasTec shall provide at the site of the Services a qualified, competent and responsible MasTec Representative who shall be approved by Telergy prior to performance of any Services under any Backbone Construction Contract. Each MasTec Representative shall have full authority to represent MasTec with respect to any and all matters pertaining to the specific Backbone Construction Contract, except pricing, which may not be changed without the written authorization of an officer of MasTec. Telergy shall assign a Telergy Representative to each Backbone Construction Contract, who shall have full authority to represent Telergy with respect to any and all matters pertaining to the specific Backbone Construction Contract, except pricing, which may not be changed without the written authorization of an officer of Telergy.

For each Backbone Construction Contract, MasTec shall furnish Telergy with the names and addresses of MasTec's subcontractors, field employees and any key personnel who will be providing Services in connection with the Backbone Network.

MasTec acknowledges that Telergy's use of utility and municipal rights-of-way is subject to close scrutiny and agrees to perform all Services in strict compliance with rules, requirements and regulations of Right-of-Way Owners, and the Federal, State, and Local safety and health and performance rules.

9.0 OTHER CONTRACTORS, COOPERATION AND INTERFERENCE

As set forth in Section 2 of this Agreement, Telergy reserves the right to solicit bids or quotations for the provisioning of Services from, and to award contracts to, other contractors when necessary to comply with regulatory or utility requirements and in the event that MasTec's pricing is not competitive at the time a Backbone Construction Agreement is intended to be executed. Telergy agrees however that so long as MasTec's quote is comparable in terms of pricing, terms and conditions and completion dates, Telergy shall award any such Services to MasTec to the maximum extent permissible. Further Telergy agrees that all bids submitted by other contractors shall be for comparable Services of equal quality and that bids for the construction of Backbone Networks shall be accepted only from entities with a proven record and expertise to perform such specialized construction activities. To the extent legally permissible, Telergy agrees that MasTec shall have a first right of refusal to meet the prices and terms and conditions of any competing quotation.

MasTec warrants the performance of any Services performed by itself and its subcontractors for a period of one-year after the specific Backbone Network is completed. In the provisioning of all Services, MasTec agrees to use, at a minimum, the standards of care, skill and diligence ordinarily provided by a professional telecommunications construction company providing the unique and specialized services as contemplated by this Agreement.

10.0 CONTRACT PRICE, INVOICING AND PAYMENTS

The charges, fees and pricing for Services along with the costs for Materials and Equipment to be purchased by MasTec on Telergy's behalf shall be set forth in each Backbone Construction Contract, under the following general parameters:
(1) prices to be paid by Telergy for Services shall be competitive with other similar contractors and shall include all local, state and federal taxes, charges and excises that may be imposed in connection with the Services, which sales and use taxes, if any, which shall be stated separately on each invoice.

MasTec or its Subsidiary shall submit invoices to the Director of Operations of Telergy Inc., which invoices shall contain detailed itemization and appropriate documentation for each charge. Telergy shall make payment to MasTec or its Subsidiary within thirty days of receipt of properly submitted and documented invoices or shall notify MasTec in writing of any questions or additional documentation reasonably required. Each Backbone Construction Contract shall provide for retainage if any is required in connection with a specific Backbone Network. .

Pursuant to the terms of the Financing Agreement and related documents executed simultaneous herewith, Telergy may use the financing provided by the Financing Agreement to make payment of invoices under the Backbone Construction Contracts, up to an aggregate maximum of Fifty Million Dollars ($50,000,000) at any time for Services performed under this Agreement or the Backbone Construction Contracts, subject to the other terms and conditions of the Financing Agreement. MasTec shall be entitled, in its discretion, to stop work on any pending Backbone Construction Contracts, unless amounts due under the Financing Agreement for the particular Backbone Construction Contract or any other agreement between Telergy and MasTec are paid in full when due.

The specific prices applicable to each Backbone Network shall be set forth in the particular Backbone Construction Contract, with payments terms governed by this Agreement and, if applicable, the Financing Agreement.

11.0 RECORDS

MasTec shall maintain complete records including, but not limited to all labor and Equipment hours, Material purchased, and Services subcontracted to other parties in connection with all unit rate and cost plus fee Services. The records shall be maintained in accordance with recognized commercial accounting practices and in such manner that they may be readily audited. The records, including all supporting documents, shall be available at all reasonable times for audit or inspection by Telergy both during the contract period and for one
(1) year following the date of final payment or until all disputes, if any, between MasTec and Telergy have been finally resolved, whichever is later. After approval by Telergy's Representative, one copy shall be retained by Telergy's Representative and one copy by MasTec's Representative

12.0 INSURANCE/INDEMNITY

The parties agree that each Backbone Construction Contract (and any contracts between MasTec and its subcontractors) shall include the insurance and indemnification requirements as the parties mutually agree, provided however that any insurance or indemnification requirements under right-of-way access or municipal franchise agreements governing Telergy shall be included in each such Backbone Construction Contract.

Unless otherwise required by Telergy's contracts with utilities or local franchising authorities, MasTec will indemnify, defend and hold harmless Telergy and its officers, directors, stockholders, affiliates, subsidiaries, employees, agents, subMasTecs, independent MasTecs, independent contractors, officers, directors, subcontractors, and other representatives (collectively the "Telergy Indemnities") from and against any and all claims, damages, liabilities, losses, injuries and expenses (including reasonable attorney and paralegal fees and court costs and expenses, including penalties and interest) (collectively "Losses") incurred or suffered, directly or indirectly, by the Telergy Indemnities and arising out of or resulting from, directly or indirectly, the performance or quality of the Services or the materials supplied or procured by MasTec, from any breach of this Agreement or a Backbone Construction Contract by MasTec or its affiliates, subsidiaries, agents, or subcontractors ("MasTec Entities"), or from any other action or omission of the MasTec Entities or their officers, directors, stockholders, employees, independent contractors, invitees or others under its direction and control.

Unless otherwise required by Telergy's contracts with utilities or local franchising authorities, Telergy will indemnify, defend and hold harmless MasTec and its officers, directors, stockholders, affiliates, subsidiaries, employees, agents, subcontractors, independent contractors and other representatives (collectively the "MasTec Indemnities") from and against any and all Losses incurred or suffered, directly or indirectly, by the MasTec Indemnities and arising out of or resulting from, directly or indirectly, any breach of this Agreement or a Backbone Construction Contract by Telergy or its affiliates, subsidiaries, agents, or subcontractors ("Telergy Entities"), or from any other action or omission of the Telergy Entities or their officers, directors, stockholders, employees, independent contractors, invitees or others under its direction and control.

Unless otherwise required by Telergy's contracts with utilities or local franchising authorities, the obligations to indemnify and hold harmless pursuant to this Section 12 will survive the termination of this Agreement. The obligations of the indemnifying party (the "Indemnitor") under this Section 12 to the other party (the "Indemnitee") with respect to claims, demands, damages, liabilities, costs and expenses asserted by third parties ("Third Party Claims") will be subject to the following terms and conditions: The Indemnitee will give the Indemnitor prompt notice of any Third Party Claim, and the Indemnitor will assume the defense, compromise or settlement thereof promptly by representatives of its own choosing, at its own cost and expense. No settlement will be agreed to without the Indemnitee's prior written consent, which shall not be unreasonably withheld. The Indemnitee will afford the Indemnitor a reasonable opportunity to resolve the Third Party Claim. The Indemnitee may not offset against amounts due to the Indemnitor the amount of any Third Party Claim until the Indemnitor has had a reasonable opportunity to defend and resolve the claim.

To the extent that Telergy's contracts with utilities or local franchising authorities requires other provisions governing indemnification, the specific Backbone Construction Contract shall contain such provisions which shall apply to and govern indemnification under the particular Backbone Construction Contract. The Backbone Construction Contracts shall also set forth the particular insurance Provisions required in connection with the particular Other Network. After the date of this Agreement, Telergy agrees to use its best efforts to negotiate all contracts with utilities or local franchising authorities in a manner so as to prevent any conflict between the provisions of this Section 12 and such contracts and to permit and uphold the desired indemnification provisions of Telergy and MasTec as provided in this Section 12.

13.0 PROTECTION OF SERVICE AND PROPERTY

MasTec shall protect all other structures, utilities and Services of any kind against damage or interruption of service and shall preserve and protect all trees, shrubs, grass, or other vegetation on or adjacent to the right-of-way or Services site which do not unreasonably interfere with the Services, and unless otherwise required by Telergy, MasTec shall restore all property which may be disturbed in the execution of the Services substantially to its former condition. Should MasTec fail to properly restore property which MasTec or its subcontractors have disturbed and should Telergy be required under any contract with a public utility or local franchising authority to incur any expense in restoring the same, MasTec shall reimburse Telergy for all reasonable expenses or, upon notice to MasTec, Telergy may deduct the cost thereof from any amount due or to become due for Services, unless MasTec objects in writing and demonstrates that such expenses incurred by Telergy were not reasonable.

14.0 PROPERTY OWNER CLAIMS

MasTec agrees that during performance of Services, Telergy shall be informed of all communications between MasTec and property owners from whom Telergy has procured an easement or other property rights. MasTec agrees to cooperate with Telergy in maintaining good relations with said property owners.

15.0 DEFAULTS

The parties acknowledge that construction and installation of each Backbone Network may have specific deadlines and the parties agree that the applicable Backbone Construction Contract shall contain specific default and cure provision, which will vary depending on whether the time to complete the specific Backbone Network is "of essence." Subject to Section 29 of this Agreement, MasTec acknowledges that Telergy will suffer substantial damage if construction is not completed in accordance with the specific utility, regulatory or local franchise contracts, rules and requirements that will be set forth in each particular Backbone Construction Contract, and that MasTec's, and/or its Subsidiaries' or agents' failure to comply with the same will be grounds for default by MasTec and the MasTec Subsidiary that has entered into the specific Backbone Construction Contract with an opportunity to cure only to the extent the contract governing Telergy's use of rights-of-way or facilities provides a cure period. Telergy shall provide copies of the sections of the applicable documents as and when specific Backbone Construction Contracts are signed.

16.0 ASSIGNMENT

Neither party shall assign its rights or delegate its obligations under this Operating Agreement or any Backbone Construction Agreement, without the prior written consent of the other party, which shall not be unreasonably withheld, except MasTec can delegate the performance of its obligations hereunder to any of its operating subsidiaries or divisions, and with the written consent of Telergy which shall not be unreasonably withheld, to any third-party subcontractor, and Telergy can delegate the performance of its services and financing under the Financing Agreement to any of its subsidiaries or operating companies that sign a specific Backbone Construction Contract, provided however that the parties to this Agreement shall be and remain at all times the responsible parties hereunder.

17.0 PUBLICITY

MasTec and Telergy shall submit to the other party proposed copies of all advertising or other publication wherein the name, trademark, code, specification or service mark of the other party or its Subsidiaries or affiliates is mentioned. MasTec, Telergy and their respective subcontractors shall not make news releases, publicize or issue advertising or any other publication with respect to the above or pertaining to the Services or this Operating Agreement without first obtaining approval from the other party in advance, which shall not be unreasonably withheld.

18.0 GOVERNMENT REQUIREMENTS

MasTec expressly agrees not to discriminate against any employee or applicant for employment because of race, color, religion, sex, national origin or handicap, and shall during the performance of this Contract comply with all applicable Executive Orders and state and federal statutes and regulations.

MasTec shall develop an appropriate safety management plan and take all reasonably necessary safety and other precautions to protect property and persons from damage, injury or illness arising out of the performance of the Services. MasTec shall comply with local, municipal, provincial, state, and federal laws, orders, and regulations pertaining to health or safety which are applicable to MasTec or to the Services, including, without limitation, the Occupational Safety and Health Act of 1970 (84 U.S.C. 1950), as amended, and any State plans approved thereunder and regulations thereunder to the extent applicable. and MasTec agrees that the Materials, Equipment and facilities whether temporary or permanent, furnished by MasTec in connection with the performance of the Services shall comply with any such reasonably necessary safety and other precautions.

When working on any right-of-way, the safety and continuity of operations of the underlying Right-of-Way Owner are of paramount importance. MasTec shall arrange the work so that the rights-of-way and facilities and any property within or adjacent to the same are protected and safeguarded at all times.

MasTec shall utilize a suitable qualified safety inspector who will head its safety program. This safety organization will be responsible for developing the required safety plan, insuring attendance by all MasTec's employees, its agents and its subcontractors' personnel at the safety training classes, and enforcing compliance therewith in accordance with the applicable safety requirements, laws, regulations, codes, this Agreement, and the specific Backbone Construction Contracts.

MasTec shall take particular care to prevent the fouling of the rights-of-way and facilities, and to avoid coming in contact with, or causing damage to the same, any water, sewer, steam, gas, fuel, or other pipe lines, mains or service pipes, electrical communications, other energy transmission conduits, cables, wires, or service connections, other private, utility, or governmental facilities, and any hazardous, toxic, or dangerous condition or thing, whether they are located upon below, or above the ground surface.

Telergy shall provide MasTec with all information in its possession regarding the location of underground or other utilities in or around project sites. MasTec shall be responsible for protection of the integrity of the rights-of-way and facilities and any property within or adjacent thereto. Damage, if caused by MasTec or its Subsidiaries, representatives or subcontractors, will be the responsibility of and costs shall be borne solely by MasTec or its subcontractors. MasTec shall take proper measures to determine the presence of noxious, combustible, or explosive gases and to prevent ignition in and around manholes, excavations, and other openings. MasTec shall take all necessary and/or customary precautions to prevent injury to persons or property from open manholes, excavations, ditches, and from materials or equipment left on the worksite, by placing signs and lights, erecting barricades, or doing other things as prudence may require or as mandated by law, local regulations, or the right-of-way owners.

MasTec shall comply, at its own expense, with all applicable provisions of the Workers' compensation, unemployment compensation, sickness and disability social security laws, Fair Labor Standards Act and all other local, state, and federal laws or regulations relating to employment and to the licensing and operation of contractors, applicable to its employees. Upon request from Telergy, MasTec shall submit evidence of compliance with or coverage or qualification under all applicable laws or regulations.

MasTec shall fully comply with all laws and regulations as well as utility requirements relating to protection of the environment and to the use, storage, handling and disposal of all hazardous substances, materials and waste.

19.0 WRITTEN NOTICE

All notices, demands, requests, instructions, approvals, proposals and claims shall be in writing and shall be addressed as follows:

                  MASTEC NORTH AMERICA, INC.
                  3155 N.W. 77th Avenue
                  Suite 130
                  Miami, Florida 33122-1205
                  Attn: Legal Department

                  Telergy Inc.
                  20 Corporate Woods
                  Suite 100
                  Albany, New York 12211
                  Attn: General Counsel

20.0 CHOICE OF LAW AND INTERPRETATION

Each Backbone Construction Contract shall establish choice of law and venue provisions. This Agreement shall be governed by, and interpreted according to the laws of the State of Florida without giving effect to the principles of conflicts of law. No claim, demand, action, proceeding arbitration, litigation, hearing, motion or lawsuit arising from, related to, or connected with this Agreement shall be commenced or prosecuted in any jurisdiction other than state or federal courts located in the Dade County, Florida, and any judgment, determination, order, finding or conclusion reached in any other jurisdiction shall be null and void between the parties hereto.

If any legal proceeding is brought to enforce or interpret this Agreement or any provision thereof, the prevailing party in any such proceeding shall be entitled to recover from the other party its reasonable attorneys' and paralegal fees and court costs. The parties recognize that their respective performance of their obligations under Section 2 for MasTec to serve as Telergy's Strategic Construction Contractor is special, unique and extraordinary in character, and that in the event of the breach or threatened breach by either party of this obligation, the other party would suffer irreparable injury for which no adequate remedy at law may exist. Accordingly, in the event of a breach or threatened breach by either party, the other party will be entitled, if its so elects, to institute and prosecute proceedings in any court of competent jurisdiction as defined in this Agreement and the Backbone Construction Contracts, either in law or in equity, to obtain damages for any breach of this obligation, to enforce the specific performance of this Agreement by the other party, or to enjoin it from breaching or attempting to breach this obligation.

21.0 CONSENTS

No consent or approval required of any party in connection with this Agreement or the Backbone Construction Contracts shall be unreasonably withheld or delayed.

22.0 NO WAIVER

Any waiver by any party at any time of its rights as to anything contained herein shall not be deemed to be a waiver of the same or similar right at a subsequent time. The failure of any party to seek redress for violation or to insist upon the strict performance of any covenant or condition of this Agreement shall not prevent a subsequent act, which would have originally constituted a violation, from having the effect of any original violation.

23.0 REMEDIES

Unless otherwise expressly provided in this Agreement, the rights and remedies provided by this Agreement are cumulative and the use of any one right or remedy by any party shall not preclude or waive its right to sue on any or all other remedies. Said rights and remedies are given in addition to any other rights such party may have by law, statute, ordinance or otherwise, except as such remedies are expressly limited by this Agreement.

24.0 SEVERABILITY

Any provision of this Agreement that is invalid, illegal or unenforceable in any manner and in any jurisdiction shall be, as to such jurisdiction, ineffective to the extent of such invalidity, illegality or unenforceability without in any way affecting the validity, legality or enforceability of the remaining provisions hereof, and any such invalidity, illegality or unenforceability in any jurisdiction shall not invalidate or in any way affect the validity, legality or enforceability of such provision in any other jurisdiction.

25.0 COMPLIANCE

The parties shall at all times observe and comply with the provisions of this Agreement, and such provisions are subject to all laws, ordinances, contracts and regulations which in any manner affect the rights and obligations of the parties herein.

26.0 BINDING CONTRACT

The provisions of this Agreement, including the attachments and exhibits hereto shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, successors and assigns.

27.0 ACTS IN FURTHERANCE OF CONTRACT

The parties each agree to do such other and further acts and things, and to execute and deliver such additional instruments and documents, not creating any obligations, or imposing any expenses, additional to those otherwise created or imposed by this Operating Agreement, as another party may reasonably request from time to time, in furtherance of the strategic relationship contemplated hereunder.

28.0 CONFIDENTIALITY

MasTec agrees that all information, analysis, conclusions, drawings, reports, specifications ("Information") developed by Telergy or developed by MasTec for or on behalf of Telergy pursuant to this Agreement or the Backbone Construction Contracts shall be the sole property of Telergy and that any Information received by MasTec with respect to the business of Telergy or the Services contemplated hereunder, proprietary or otherwise, shall be kept confidential and any Information or other property of Telergy received by MasTec in connection with the Services shall be returned to Telergy upon completion of the same.

29.0 FORCE MAJEURE

Any failure of a party to perform its obligations under this Agreement shall not be a breach of this Agreement to the extent such failure results from acts of God (including fires, hurricanes, earthquakes, tornadoes, flooding, snow storms, severe thunderstorms, or similar natural occurences), war, riots and civil insurrection, outbreaks of hostilities, states of emergency, governmental delays, supply shortages (including power, gasoline, and other fuel shortages), labor disputes, shortages or strikes or transportation delays, or similar occurrences beyond the reasonable control of the party.

30.0 TERM AND TERMINATION

This Operating Agreement shall be effective from its date through April 30, 2001 (the "Initial Term"). Thereafter, it shall automatically renew for successive one-year terms until either party gives written Notice in accordance with
Section 19 of its intention not to renew at least ninety days prior to the end of any contract year, provided however that this Agreement shall terminate at MasTec's sole discretion upon termination of the Financing Agreement, and any Backbone Construction Contracts then underway

(and not otherwise terminated) shall survive termination of this Agreement until said Contracts have been completed or terminated.

Notwithstanding the foregoing, (a) the indemnification obligations of any of the parties will continue until the expiration of the applicable statute of limitations, and (b) the termination of this Agreement due to Telergy's breach will not terminate Telergy's obligations to MasTec under Section 2 or 20 of this Agreement. Either party may terminate this Agreement upon thirty (30) days' prior written notice to the other party because of (a) a breach by the other party of a material term of this Agreement or the Financing Agreement. Either party may terminate this Agreement or any Backbone Construction Agreement if the other party becomes insolvent, is unable to pay its debts as they become due, makes a general assignment for the benefit of creditors, files a voluntary bankruptcy petition, or takes or has taken against it other similar action. The party receiving notice of termination may cure the breach or other reason for termination within thirty (30) days of prior written notice from the terminating party, except for default under the Financing Agreement may be cured only as provided in the Financing Agreement and related documents. Upon termination of this Agreement or any Backbone Construction Contracts, MasTec will immediately cease the performance of all Services on projects covered under this Agreement or any terminated Backbone Construction Contract and vacate the job sites, returning all tools, equipment, vehicles and materials supplied or paid for by Telergy or other MasTec Subsidiaries. Telergy must pay all amounts due to MasTec under this Agreement, any terminated Backbone Construction Contracts and the Financing Agreement within thirty (30) days of such termination. In the event of a Backbone Construction Contract is terminated by MasTec or is terminated by Telergy due a breach by MasTec, Telergy shall be free to bring in any other contractor or agent as necessary or appropriate to complete the Services to be performed under such Backbone Construction Contract.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives on this 6th day of May 1998.

MASTEC NORTH AMERICA, INC.          TELERGY, INC.

/s/Edward D. Johnson                /s/Brian P. Kelly
--------------------                -------------------
Signature                           Signature

Edwin D. Johnson                    Brian P. Kelly
Title: Senior Vice President        Chief Executive Officer.
       and Chief Financial Officer